PRESS RELEASE

Oct 2, 2007
For immediate release

Contact: Jeff Flannery
(619) 342-7449

TITAN ENERGY WORLDWIDE, INC. SELECTS JOHN TASTAD AS NEW CHIEF EXECUTIVE OFFICER

SAN DIEGO, CA - Oct 2, 2007 - Titan Energy Worldwide, Inc. (OTCBB: TEWI) announced today that it has selected industry veteran, John Michael Tastad, to be the new Chief Executive Officer of the company. Jeffrey Flannery will remain as Chairman of the Board. With expertise in the energy, utility, and manufacturing, Mr. Tastad has developed strong business and industry relationships both domestically and abroad. During the last 20 years, Mr. Tastad has founded and successfully built several companies in the energy and related industries, and has particularly strong background and industry ties in the distributed power generation business.

Thomas Black, President of Titan Energy Worldwide stated, “John has been successfully building energy companies and creating national and international business relationships for the last two decades. We are extremely fortunate to have John join and lead Titan’s team as we head into a new era of growth and development. His experience and commitment to our industry are bound to have an immediate impact on our success.”

From 1998 to 2001, Mr. Tastad was Chairman of the Board of Alliance Energy, a company that developed, installed and serviced power generation systems for private companies. In 2001, Mr. Tastad negotiated the sale of the business to DTE Energy Technologies, a global leader in the distributed generation business. Following the sale of Alliance Energy, Mr. Tastad took on a position at DTE as Vice President of Sales until 2005, where he was actively involved in the development and commercialization of several DG technologies including fuel cells, mini-turbines as well as pre-packaged natural gas co-generation equipment. He went on to develop DTE’s international strategy for Asia that included identifying potential partners and negotiating distribution agreements in Japan, Korea and China.

Prior to 1998, Mt. Tastad was Founder, CEO and President of Energy Solutions International (ESI), based in Minneapolis, Minnesota. ESI’s business included the manufacturing of high efficiency lighting products, the engineering and manufacturing of process control equipment, licensed electrical and mechanical construction and full building automation. Mr. Tastad grew ESI from one location to a total of 18 offices nationwide with over 350 employees. ESI completed turn-key construction projects in all 50 states for customers including; Cities, States and Federal Government, large national retail chains and utility companies. Mr. Tastad completed three acquisitions of related businesses for ESI and eventually negotiated the sale of the Company to Northern States Power (Excel Energy) in 1997. Mr. Tastad received his Bachelors of Science at Bethel College in St. Paul, MN and studied International Business, at the University of Hong Kong.

More information on Titan Energy Worldwide can be found at www.titanenergy.com.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.

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Contact:
Jeff Flannery
Titan Energy Worldwide, Inc.
(619) 342-7449